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                                                                    EXHIBIT 8.01

                           SIDLEY AUSTIN BROWN & WOOD
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS


          DALLAS                     BANK ONE PLAZA                BEIJING
           ----                   10 S. DEARBORN STREET             ----
       LOS ANGELES               CHICAGO, ILLINOIS 60603          HONG KONG
           ----                  TELEPHONE 312 853 7000             ----
         NEW YORK                FACSIMILE 312 853 7036             LONDON
           ----                      www.sidley.com                 ----
      SAN FRANCISCO                                                SHANGHAI
           ----                       FOUNDED 1866                  ----
         SEATTLE                                                  SINGAPORE
           ----                                                     ----
     WASHINGTON, D.C.                                               TOKYO



                                January 11, 2002


Millburn Ridgefield Corporation
Managing Owner of
  Global Macro Trust
411 West Putnam Avenue
Greenwich, Connecticut  06830

                  Re: Registration Statement on Form S-1
                      ----------------------------------
Dear Madam or Sir:

     We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on or about August 8, 2002, (the "Registration Statement"), as amended by Registrant's Amendment No. 1 to the Registration Statement filed with the Commission on or about January 11, 2002, relating to Units of Beneficial Interest ("Units") of Global Macro Trust (the "Trust"), a business trust organized under the Delaware Business Trust Act.

     We have reviewed such data, documents, questions of law and fact and other matters as we have deemed pertinent for the purpose of this opinion. Based upon the foregoing, we hereby confirm our opinion expressed under the caption "Federal Income Tax Aspects" in the Prospectus (the "Prospectus") constituting a part of the Registration Statement that: (i) the Trust will be treated as a partnership for federal income tax purposes (assuming that substantially all of the gross income of the Trust will constitute "qualifying income" within the meaning of section 7704(d) of the Internal Revenue Code of 1986, as amended (the "Code")); (ii) the allocations of profits and losses made when Unitholders redeem their Units should be upheld for federal income tax purposes; (iii) based upon the contemplated trading activities of the Trust, the Trust should be treated as engaged in the conduct of a trade or business for federal income tax purposes, and, as a result, the ordinary and necessary business expenses incurred by the Trust in conducting its commodity futures trading business should not be subject to limitation under section 67 or section 68 of the Code;
(iv) the Profit Share should be respected as a distributive share of the Trust's income allocable to Millburn Ridgefield Corporation; (v) the contracts traded by the Trust, as described in the Prospectus, should satisfy the commodities trading safe harbor as described in section 864(b) of the Code; and (vi) the amount, if any, of the Trust's expenses


          SIDLEY AUSTIN BROWN & WOOD IS AN ILLINOIS GENERAL PARTNERSHIP


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SIDLEY AUSTIN BROWN & WOOD                                              CHICAGO


January 11, 2002
Page 2


that will be subject to limitations on deductibility (as investment advisory fees or other expenses of producing income) by individual taxpayers for federal income tax purposes should be DE MINIMIS.

     We also advise you that in our opinion the description set forth under the caption "Federal Income Tax Aspects" in the Prospectus correctly describes (subject to the uncertainties referred to therein) the material aspects of the United States federal income tax treatment to United States individual investors, as of the date hereof, of an investment in the Trust.

     This opinion speaks as of the date hereof, and we assume no obligation to update this opinion as of any future date. This opinion shall not be used for any purpose without our written consent. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.


                                        Very truly yours,

                                        /s/ Sidley Austin Brown & Wood